[LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE]



                               November 6, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE:   COMMERCIAL NET LEASE REALTY, INC.

Ladies and Gentlemen:

      We have acted as counsel to Commercial Net Lease Realty, Inc., a Maryland corporation (the "Company"), in connection with the registration of 600,000 shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), and the 1992 Commercial Net Lease Realty, Inc. Stock Option Plan (the "Plan").

      We have participated in the preparation of the Registration Statement by the Company filed with the Securities and Exchange Commission under the Securities Act. We also have examined such documents and instruments as we determined to be necessary in order to render our opinion.

      Based on the foregoing and subject to the following limitations, we are of the opinion that the Common Stock has been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Plan referred to in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

      The foregoing opinion is, with your concurrence, predicated upon and qualified by the following:

      a. The foregoing opinion is based upon and limited to the laws of the State of Maryland, excluding the choice of law provisions thereof, and we render no opinion with respect to the laws of any other jurisdiction.

      b. Our opinion letter is based upon and limited to laws and regulations as in effect on the date of this letter. We assume no obligation to update the opinions set forth herein.







Securities and Exchange Commission
November 6, 1996
Page 2


      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,
                                    /s/SHAW, PITTMAN, POTTS & TROWBRIDGE